LA JOLLA COVE INVESTORS, INC.
                          1795 UNION STREET, 3rd FLOOR
                         SAN FRANCISCO, CALIFORNIA 94123
                            TELEPHONE: (415) 409-8703
                            FACSIMILE: (415) 409-8704
                            E-MAIL: LJCI@PACBELL.NET

LA JOLLA                      www.ljcinvestors.com                 SAN FRANCISCO
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                               November ___, 2003

Mr. _______________________________
DNAPrint Genomics, Inc.
900 Cocoanut Ave.
Sarasota, FL 34236

Dear _____________________________:

This letter shall serve as an addendum to the following documents: 8 % Convertible Debenture, Registration Rights Agreement, Securities Purchase Agreement and the Warrant to Purchase Common Stock. Capitalized terms shall have the meaning set forth in the respective documents. The following changes and additions are hereby made and agreed upon:

      1. The second sentence of Section 3.1(a) of the Convertible Debenture is hereby amended to read as follows:

      "The number of Common Shares into which this Debenture may be converted is equal to the dollar amount of the Debenture being converted multiplied by sixteen, minus the product of the Conversion Price multiplied by fifteen times the dollar amount of the Debenture being converted, and the entire foregoing result shall be divided by the Conversion Price."

      2. The first sentence of the second paragraph of the Warrant to Purchase Common Stock is hereby amended to read as follows:

      "The Company hereby grants to Holder the right to purchase that number of shares of the Company's Common Stock (the "Shares" or "Warrant Shares") equal to fifteen (15) times the dollar amount of the Debenture being converted."

      3. Section 1.4 of the Warrant to Purchase Common Stock is hereby amended to read as follows:

      "The Exercise Price of this Warrant shall be $1.00."

Sincerely,


Travis W. Huff
Portfolio Manager

Agreed to:

DNAPrint Genomics, Inc.


By:________________________________

Title:_____________________________